Exhibit 99.1

NEWS RELEASE
9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Appoints James Scanlan to Board of Directors

PEORIA, ILLINOIS, December 16, 2014— RLI Corp. (NYSE: RLI) — RLI Corp. announced today that James J. Scanlan has been appointed to its board of directors, effective January 1, 2015, for a term expiring at RLI’s next annual shareholders’ meeting in May 2015, at which time he will stand for re-election.

Scanlan has 37 years of experience in auditing and advising complex global organizations with a concentration on financial services. For the past 10 years, he served as U.S. Insurance Industry Leader of PricewaterhouseCoopers LLP. He holds a bachelor’s degree from Pennsylvania State University and is a member of the American Institute of Certificated Public Accountants and the Pennsylvania Institute of Certificated Public Accountants.

“Jim brings a wealth of experience and a deep knowledge of insurance and financial services to our board,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “His insight will be extremely beneficial as we continue to focus on growing our business and creating value for our customers and shareholders.”

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

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